UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2022

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 10, 2022, Allen Barbieri notified CareTrust REIT, Inc. (the “Company”) in writing of his decision to resign as a member of the Company’s Board of Directors, effective immediately. Mr. Barbieri’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On March 14, 2022, the Board of Directors unanimously appointed Ms. Careina D. Williams to the Board of Directors, effective immediately. It is not currently known on which, if any, committee(s) of the Boards of Directors Ms. Williams will serve. The Board has affirmatively determined that Ms. Williams is an independent director under applicable listing standards of the Nasdaq Stock Market LLC.

In connection with her service as a director, Ms. Williams will receive the Company’s standard non-employee director cash and equity compensation, which is described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2021, with the exception that in 2021 the annual cash retainer for service as a non-employee director on the Board of Directors was increased to $70,000 and the grant date value of the annual, non-discretionary grant of restricted stock awards for non-employee directors was increased to $100,000. Ms. William’s initial cash retainer will be prorated based on the remaining service period thereof following her appointment to the Board of Directors.

Ms. Williams will also enter into an indemnification agreement with the Company in the form previously approved by the Board of Directors and filed with the Securities and Exchange Commission as Exhibit 10.11 to the Company’s Current Report on Form 8-K on June 5, 2014.

There are no arrangements or understandings between Ms. Williams and any other person pursuant to which she was appointed as a director. There are also no family relationships between Ms. Williams and any director or executive officer of the Company and Ms. Williams has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Change to Audit Committee Composition

On March 14, 2022, in connection with Mr. Barbieri’s resignation from the Board of Directors, the Board of Directors appointed Spencer G. Plumb to the Audit Committee of the Board of Directors. The Audit Committee continues to be comprised of three independent directors – Jon D. Kline, Diana M. Laing and Mr. Plumb.

Item 7.01. Regulation FD Disclosure.

On March 16, 2022, the Company issued a press release announcing the appointment of Ms. Williams to the Board of Directors as set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits	Description

99.1	Press Release dated March 16, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2022	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer